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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 and S-3 Nos. 333-61940, 333-54932, 333-53970, 333-43334, 333-66982, 333-105215) of Sonus Networks, Inc. and in the related Prospectuses of our report dated July 28, 2004, with respect to the consolidated financial statements of Sonus Networks, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts July 28, 2004

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  Exhibit 23.1